Exhibit 10.2

June 21, 2007

Sequiam Corporation
300 Sunport Lane
Orlando, FL 32809
Attention: Mark Mroczkowski

Mr. Mark Mroczkowski
Mr. Nick VandenBrekel
c/o Sequiam Corporation
300 Sunport Lane
Orlando, FL 32809

Re: Notice under Agreement dated as of March 30, 2007 by and between Sequiam Corporation and Biometrics Investors, L.L.C.

Dear Sirs:

Biometrics Investors, L.L.C., a Delaware limited liability company ("Lender"), and Sequiam Corporation, a California corporation ("Borrower"), have entered into that Agreement dated as of March 30, 2007 (the "Loan Agreement").  Terms defined in the Loan Agreement are used with the same meanings in this letter.  On June 15, Lender issued a notice of default under the Loan Agreement ("Notice of Default"), which Notice of Default identified Mr. Nick VandenBrekel and Mr. Mark Mroczkowski as subordinate lenders ("Subordinate Lenders").

On June 20, Lender and Mr. Nick VandenBrekel entered into a letter agreement regarding the purchase by Mr. VandenBrekel of the ownership interests in Lender, in addition to other matters provided for in that agreement (the "June 20 Letter Agreement").

This letter will evidence the agreement of Lender that, as long as Mr. VandenBrekel is in full compliance with the terms of the June 20 Letter Agreement, Lender will refrain from enforcing its rights under the Loan Agreement with respect to the defaults which are identified in the Notice of Default.  However, should Mr. VandenBrekel fail to perform his obligations under the June 20 Letter Agreement, Borrower and the Subordinate Lenders agree that Lender may elect to proceed against Borrower under the Loan Agreement without prejudice, waiver or diminution of Lender's rights in any respect by reason of Lender's agreement to refrain from enforcing those rights as provided in this letter.

This letter will also evidence the agreement of Lender that, in the event that Mr. VandenBrekel provides working capital to the Borrower as contemplated by the June 20 Letter Agreement, such advances of working capital will not be construed to violate the provisions of the Loan Agreement which restrict the Borrower from obtaining financing other than the Loan.

Please sign and return the enclosed acknowledgement copy of this letter to evidence the agreement of Borrower and the Subordinate Lenders that Lender's present agreement to refrain from enforcing its rights under the Loan Agreement will not prejudice Lender's subsequent exercise of its rights in the event that Mr. VandenBrekel should fail to perform his obligations under the June 20 Letter Agreement.

                              Sincerely yours,

BIOMETRICS INVESTORS, L.L.C., a Delaware limited liability company By: _____________________________________ Name: Roger Brown Title: Manager

Accepted and agreed to the day and year first above written

SEQUIAM COROPRATION, a California corporation: By: ___________________________ Name: ___________________________ Title: ___________________________

___________________________ Name: Nick VandenBrekel ___________________________ Name: Mark Mroczkowski

cc:	Greenberg Traurig, P.A.
450 S. Orange Avenue, Suite 650
Orlando, FL 32801
Attention: Randolph Fields, Esq.
(407) 650-8472